Exhibit 10

                   PURCHASE AND SALE AGREEMENT

     AGREEMENT, made as of the 30th day of April, 1996, by and between BIRMINGHAM UTILITIES, INC. a Connecticut corporation, having its principal place of business in Ansonia, Connecticut (hereinafter referred to as the "Seller"); and THE CITY OF ANSONIA, a municipal corporation existing within the County of New Haven and State of Connecticut, (hereinafter referred to as the "Buyer");

                           WITNESSETH:

     In consideration of the Purchase Price described in Paragraph 1(a) hereof, and subject to the further terms and conditions set forth herein, the Seller hereby agrees to sell and convey, and the Buyer hereby agrees to purchase, the approximately 59.24 acres of unimproved real property shown on a certain map entitled, "Birmingham Utilities Inc. - Sentinel Hill Property, Ansonia, Connecticut" dated April 29, 1996, a copy of which is attached hereto as Schedule A and made a part hereof (hereinafter referred to as the "Premises"). Title to the Premises will be conveyed free and clear of all encumbrances, liens, or exceptions to title other than those set forth in Schedule B or in Paragraph 7 hereof.

1.   CONSIDERATION

     The Purchase Price for the Premises shall be $1,041,350.00, which the Buyer agrees to pay in cash or by certified check or bank draft on the date of the closing of title and upon delivery of the deed as hereinafter provided.

2.   DEED

     The deed of conveyance to the Premises shall be in the form of a full covenant and Warranty Deed in the usual Connecticut form, which shall be duly executed, acknowledged and delivered, all at the Seller's expense, conveying the fee simple title in and to the Premises to the Buyer, free and clear of all encumbrances, liens and exceptions to title other than those set forth in Schedule B hereof or in Paragraph 7 hereof. The Seller shall pay any conveyance tax due in connection with this transaction imposed on Seller by applicable law. The Seller agrees to execute, at the time of closing, an affidavit regarding the non-existence of mechanic's liens, materialmen's liens or rights of tenants upon the Premises and other conditions of or on the Premises required by a licensed title insurance company necessary in order to issue a "clean" title insurance policy.

3.   APPORTIONMENTS

     The taxes and assessments of the City in which the Premises are situated will be apportioned, in accord with local custom, as of the date of the closing of title. Should any tax, assessment, or rate be undetermined on the date of the closing of title, the last determined tax, assessment, or rate shall be used for the purpose of the apportionment.

4.   CONDITION OF PREMISES

     The Buyer further agrees with and represents to the Seller that it has examined the Premises, that it is fully satisfied with the physical condition thereof, and that neither the Seller nor any representative of the Seller has made any representation or promise upon which the Buyer has relied concerning the physical condition of the Premises or of any property covered by this Agreement, except as herein may be expressly set forth.

5.   TITLE

     (a) It is further understood and agreed that if, on the date herein set for the closing of title, the Seller shall be unable to convey the title to the Premises to the Buyer free and clear of encumbrances, liens or exceptions to title other than those set forth in Schedule B hereof or in Paragraph 7 hereof, then, and in that event, the Seller shall have a further period of thirty days within which to perfect title. If, at the end of said period, the Seller is still unable to convey title to the Premises free and clear of all encumbrances, liens or, exceptions to title except as aforesaid, the Buyer may elect to accept such title as the Seller can convey, upon the payment of the aforesaid purchase price, or may reject the deed conveying such title on that ground. Upon such rejection, all sums paid on account hereof, together with interest thereon, and together with any expenses actually incurred by the Buyer for the examination of the title to the Premises shall be repaid by the Seller to the Buyer. The Buyer agrees to obtain a title search of the Premises within thirty (30) days of the execution hereof. The Buyer shall notify the Seller within said thirty (30) day period whether the title is clear according to the Standards of Title of the Connecticut Bar Association, and conforms to the terms hereof. In the event that said title is clear as aforesaid as of said date, and from and after said date the title becomes encumbered or otherwise clouded such that the Seller is unable to convey clear title at closing as required hereunder, in addition to the Buyer's expenses for examination of title, the Seller shall reimburse the Buyer an amount equal to any expenses actually incurred by the Buyer on account of legal fees, surveying and engineering expenses, inspection expenses, and any bank charges and fees. Upon receipt of such payments by the Buyer, this Agreement shall terminate and become null and void and the parties hereto shall be released and discharged of all further claims and obligations, each to the other, hereunder. Nothing shall constitute an encumbrance, lien or exception to title for the purposes of this Agreement if the Standards of Title of the Connecticut Bar Association recommends that no corrective or curative action is necessary in circumstances substantially similar to those presented by such encumbrances, liens, or exception to title.

     (b) The Buyer shall give written notice to the Seller's attorney, not less than ten (10) business days prior to the Closing Date, of any encumbrances or defects which the Buyer claims affect title other than those set forth in this Agreement.

6.   INSURANCE

     Throughout the period between the date of this Agreement and the date of the closing of title, the Seller shall maintain existing liability insurance on the Premises.

7.   ENCUMBRANCES

     In addition to the exceptions to title in Schedule B, the Premises will be conveyed subject to:

     (a) Any restrictions or limitations imposed or to be imposed by governmental authority, including the zoning and planning rules and regulations of the City, and region or district, if any, in which the Premises are situated but not violations of the same;

     (b) Taxes of the City in which the Premises are situated which become due and payable after the date of delivery of the Deed, which taxes, if any, the Buyer will assume and agree to pay as part of the consideration for the deed;

     (c) Public improvement assessments, and/or any installments thereof, which assessments and/or installments become due and payable after the date of the delivery of the deed, which assessments and/or installments, if any, the Buyer will assume and agree to pay as part of the consideration for the deed; and

     (d) The following restriction, which shall be included in the Warranty Deed: "The Grantee covenants and agrees that at least fifty percent (50%) of the Premises conveyed hereunder shall be perpetually used for 'open space or recreational purposes' as said terms are defined in subsection (f) of Section 16-50d of the Connecticut General Statutes."

8.   ENTIRE AGREEMENT

     It is understood and agreed that this written Agreement (including Schedule B and any other schedules or any riders referred to in the body of this Agreement and attached hereto) constitutes the entire agreement between the parties hereto, and that no oral statements or promises, and no understandings not embodied in this writing, shall be valid or binding.

9.   CLOSING

     It is agreed by the parties hereto that the Closing of Title (hereinafter referred to as the "Closing") shall take place at the City Hall in the City of Ansonia, Connecticut on or before February 28, 1997 (the "Closing Date"), at a time to be determined, or such other place and date as may be mutually agreed upon by the parties hereto, at which time the deed shall be delivered upon receipt of the Purchase Price provided, however, that the above date is designed to allow the Seller to meet the Seller's contingencies described in Paragraph 12 hereof, and the parties agree that the closing shall take place promptly but, in any event within 30 days of the Seller obtaining final approval of the DPUC pursuant to Paragraph 12(b) hereof and the expiration or waiver of the third party statutory purchase rights described in Paragraph 12(a) hereof, should such approval and such expiration or waiver occur prior to the times contemplated in said Paragraph 12 hereof.

10.  BROKER

     The parties hereto recognize that there was no agent or broker who negotiated the sale of the Premises. This Agreement is consummated by the Seller in reliance on the representation of the Buyer that no broker or agent brought the Premises to the Buyer's attention or was, in any way, a procuring cause of this sale and purchase. The Seller represents to the Buyer that no broker or agent represented the Seller in the sale of the Premises to the Buyer or has any exclusive sale or exclusive agency listing on the Premises, and the Seller hereby agrees to indemnify and hold harmless the Buyer against the claim of any broker or agent for a commission due by reason of this sale where it is judicially determined that said broker or agent had such a sale or agency listing applicable to such sale of the Premises. The Buyer hereby agrees to indemnify and hold harmless the Seller against the claim of any broker or agent for a commission due by reason of this sale, where it is judicially determined that said broker or agent called the Premises to the Buyer's attention or interested Buyer therein. Any indemnity contemplated within this Section 10 shall include without limitation, all reasonable costs of defending any such claim, including reasonable attorney's fees. The provisions of this paragraph shall survive the delivery of the deed hereunder.

11.  DEFAULT

     If the Buyer shall fail to comply with any term of this Agreement by the Closing Date, the Seller shall reimburse the Seller its costs and expenses incurred in connection with the transactions contemplated in this Purchase and Sale Agreement, including without limitation its costs involved in obtaining the regulatory approvals required therefor, it being agreed that neither party desires to incur the additional expense, or to require the other party to incur the additional expense, to prove the precise amount of such expenses in the event of such a failure to comply, and it being further agreed that such expenses will be $60,000.00 (the "Cost Reimbursement Amount"), whereupon all other rights and remedies of the Seller hereunder shall cease and be at an end. In this case, the Buyer shall immediately return its copy of this Agreement to the Seller for cancellation. If this Agreement shall have been recorded by either party hereto, the Buyer shall, at its expense, deliver to the Seller a Quit Claim Deed releasing any and all interest hereunder. If the Buyer shall fail to deliver such a deed to the Seller within thirty (30) days after the date set for closing, the Seller shall have the right to commence an action to procure an adjudication of the termination of the Buyer's rights hereunder in which case the Buyer shall pay the expense of searching the title for the purpose of such action, together with all reasonable costs and a reasonable attorney's fee.

If the Seller shall fail to comply with any term of this Agreement, the Buyer shall have all rights available at law or in equity.

12.  SELLER CONTINGENCIES

     (a) Purchase Rights. The Premises are subject to statutory option rights in favor of the State of Connecticut, certain water companies, and certain non-profit organizations as contemplated in the applicable provisions of the Connecticut General Statutes (Sections 16-50c, 16-50d, and 25-33l). If any of said rights are exercised, Seller shall return to Buyer all sums paid hereunder, together with interest thereon, within seven (7) days after such exercise and, upon such return of said sums, this Agreement and the obligations of the parties hereunder shall terminate and come to an end.

     (b) DPUC Approval. This Agreement is contingent upon the Seller obtaining final approval from the DPUC (which approval shall become "final" only upon the expiration of the applicable appeal periods without any appeal having been filed or served), for the sale of the Premises to the Buyer pursuant to Section 16-43 of the Connecticut General Statutes, and upon final approval by the DPUC, as defined above, of a ratemaking accounting treatment for the net gain from such sale reasonably satisfactory to the Seller. Such satisfaction shall be deemed to have been obtained if the Seller does not notify the Buyer to the contrary in writing within five
(5) business days from such final approval. Seller agrees to submit this Agreement to the DPUC for approval within 35 days after publishing notice of its intention to sell in accordance with
Section 16-50c(b)(2) of the Connecticut General Statutes.

      If the Seller shall not have received final approvals (as described in Subparagraph (b) above) by December 23, 1996, or if all purchase rights (as described in Subparagraph (a) above) shall not have expired or been waived in accordance with their statutory terms by February 14, 1997, Seller shall return to Buyer all sums paid hereunder, together with interest thereon, and, upon such payment, this Agreement shall terminate and be of no further force or effect, and the parties shall be relieved of all liability each to the other, hereunder.

13.  BUYER CONTINGENCY

     (a) This Agreement is contingent upon the approval of the Buyer's Board of Aldermen. The Buyer agrees to submit this Agreement to its Board of Aldermen for approval at a duly called and noticed meeting thereof not later than May 7, 1996. If the Buyer shall not have received approval of this Agreement by its Board of Aldermen by June 11, 1996, this Agreement shall terminate and be of no further force or effect, and the parties shall be relieved of all liability each to the other hereunder.

     (b) This Agreement is contingent upon receipt by the Buyer of a commitment by the State of Connecticut Department of Education (the "State") that Buyer will receive sufficient funding to finance the purchase of the Premises. If the Buyer has not received a written commitment from the State that it will receive sufficient funding to purchase the Premises by May 30, 1996 (the "Termination Date"), the Buyer may terminate this Agreement by providing the Seller or the Seller's attorney with written notice of the Buyer's inability to satisfy such contingency (the "Termination Notice"). Should the Buyer be unable to satisfy such contingency, the Buyer, at its sole election, may (i) proceed with the consummation of this Agreement without regard to the failure of the contingency, or (ii) terminate this Agreement by delivering the Termination Notice as provided above. If the Buyer delivers the Termination Notice to the Seller or the Seller's attorney on or before the Termination Date, all rights and liabilities of the parties hereto by reason of this Agreement shall be deemed at an end; if the Termination Notice is not so delivered on or before the Termination Date, the Buyer shall be deemed to have elected to proceed with the consummation of this Agreement in accordance with the provisions of clause (i) above.

14.  EFFECT AND ASSIGNMENT

     The covenants and agreements herein are to be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns and shall survive the delivery of the deed hereunder. No assignment of this Agreement by the Buyer shall be valid unless the Seller assents thereto in writing. This Agreement constitutes the entire agreement between the parties and may not be changed except by a contract in writing signed by the party or parties against which enforcement of any waiver, change, modification, extension, estoppel, or discharge is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

15.  NO VIOLATIONS

     The Seller represents that to the best of its knowledge, at the time of the closing of title, there shall exist no violations of government (including environmental and zoning and planning) rules, regulations or limitations, unless same have become legally non-conforming, and no violations of any restrictive covenant, agreement or condition subject to which the title is to be conveyed in accord with the terms hereof.

16.  ENVIRONMENTAL TESTING

     The Buyer shall have the right to have a Phase I environmental site assessment of the Premises conducted during a forty-five (45) day period commencing on the date of this Agreement. If the Buyer is reasonably dissatisfied with the condition of the Premises as indicated by such site assessment disclosing any risk of environmental contamination of the Premises, the Buyer may, by written notice to the Seller or the Seller's attorney describing such risk of environmental contamination and reasonable dissatisfaction and enclosing a copy of such Phase I site assessment, terminate this Agreement. If the Buyer terminates this Agreement as provided in this Section 16, all rights and liabilities of the parties hereto by reason of this Agreement shall be deemed at an end. Unless the Buyer shall have given such written notice to the Seller or the Seller's attorney of the Buyer's termination of this Agreement on or before the end of the aforesaid forty-five (45) day period, the Buyer shall have no further right to terminate this Agreement pursuant to this Section
16.  The cost of such testing shall be paid by the Buyer.

17.  OWNERSHIP

     Seller represents that at the signing of this Contract, the Seller is the record owner in fee simple of the Premises being conveyed herein and is not under any incapacity, other than the statutory provisions set forth in Section 12 hereof, which prevents it from entering into this Agreement or complying with the terms thereof.

18.  ACCESS

     Upon and after the occurrence of both of the Buyer contingencies set forth in Sections 13(a) and 13(b) hereof, Buyer shall have the right to enter upon the Premises for the purpose of inspecting and surveying the same, digging test holes thereon and similar and related purposes, provided however, that at any time after the execution hereof, Buyer and its agents shall have the right to enter upon the Premises for the purpose of (a) conducting the Phase I environmental site assessment contemplated in Section 16 hereof or (b) surveying. Buyer agrees to restore the Premises to substantially its present condition after entering thereon, and agrees to indemnify the Seller and hold it harmless from any and all claims of any and every nature and description arising from or out of the entrance onto the Premises by the Buyer, its agents, servants and/or employees. Buyer agrees to furnish Seller with copies of all test results and surveys made, without cost to Seller, upon request.

19.  NOTICES

     Any notice provided for by this Agreement and any other notice or communication which either party may wish to send to the other (collectively "Notices") shall be in writing and given by personal delivery or sent by United States registered or certified mail, return receipt requested, in a properly sealed envelope, postage-prepaid, addressed to the party for which such notice is intended, at such party's address set forth below or at any other address provided in writing by such party to the other by notice complying with this Section 19.:

          If to Buyer, to:

                    City of Ansonia
                    253 Main Street
                    Ansonia, Connecticut 06401
                    Attention:  Director of Administrative Affairs

          With a copy to:

                    Lisa M. Boyle, Esquire
                    Cummings & Lockwood
                    185 Asylum Street, CityPlace I
                    Hartford, Connecticut 06103

          If to the Seller, to:

                    Birmingham Utilities, Inc.
                    236 Beaver Street
                    P.O. Box 426
                    Ansonia, Connecticut 06401
                    Attention:  Betsy Henley-Cohn

          With a copy to:

                    Robert J. Metzler, II, Esquire
                    Tyler Cooper and Alcorn
                    185 Asylum Street, CityPlace I
                    Hartford, Connecticut 06103

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day(s) and in the year hereinbefore indicated.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

As to Seller:
                              BIRMINGHAM UTILITIES, INC.
                              ID# 06-0878647

/s/ Robert J. Metzler, II     By/s/ Betsy Henley-Cohn
  Robert J. Metzler, II         Betsy Henley-Cohn
                                Its Chairwoman
                                Duly Authorized
/s/ William C. Nimmons
  William C. Nimmons

                              CITY OF ANSONIA



/s/ Robert J. Metzler, II     By/s/ Nancy Valentine
  Robert J. Metzler, II         Nancy Valentine
                                Its Mayor
/s/ William C. Nimmons          Duly Authorized
  William C. Nimmons


STATE OF CONNECTICUT)
                    )    ss: Ansonia               April 30, 1996
COUNTY OF NEW HAVEN )

     Personally appeared Betsy Henley-Cohn, Chairwoman of
BIRMINGHAM UTILITIES, INC., signer and sealer of the foregoing instruments, and acknowledged the same to be her freed act and deed and the free act and deed of said BIRMINGHAM UTILITIES, INC., before me.



                              /s/ Robert J. Metzler, II
                              Commissioner of the Superior Court





STATE OF CONNECTICUT)
                    )    ss: Ansonia               April 30, 1996
COUNTY OF NEW HAVEN )

     Personally appeared Nancy Valentine, Mayor of the CITY OF
ANSONIA, signer and sealer of the foregoing instruments, and acknowledged the same to be her freed act and deed and the free act and deed of said CITY OF ANSONIA, before me.



                              /s/ Robert J. Metzler, II
                              Commissioner of the Superior Court





STATE OF CONNECTICUT)
                    )ss: Ansonia               April 30, 1996
COUNTY OF NEW HAVEN )

    Personally appeared Betsy Henley-Cohn, Chairwoman of BIRMINGHAM UTILITIES, INC., signer and sealer of the foregoing instruments, and acknowledged the same to be her freed act and deed and the free act and deed of said BIRMINGHAM UTILITIES, INC., before me.



                            /s/ Robert J. Metzler, II
                           Commissioner of the Superior Court